CERTIFICATE OF CONVERSION TO
                            LIMITED LIABILITY COMPANY

                                   CONVERTING

                                IOS CAPITAL, INC.
                            (A Delaware Corporation)

                                       TO

                                IOS CAPITAL, LLC
                     (A Delaware Limited Liability Company)

     IOS Capital, Inc., the corporation that is converting to a Delaware limited liability company (the "Converting Corporation"), and Jack Quinn, as an authorized person, to convert the Converting Corporation to IOS Capital, LLC, a Delaware limited liability company (the "Company"), hereby certify that:

     1. Name of Converting Corporation. The name of the Converting Corporation immediately prior to the filing of this Certificate of Conversion was "IOS Capital, Inc.".

     2. Date and Jurisdiction of Organization of Converting Corporation. The date on which, and the jurisdiction where, the Converting Corporation was first incorporated is as follows:

                  Date                               Jurisdiction
                  ----                               ------------

                  December 15, 1987                  Delaware

     3. Name of Converted Limited Liability Company. The name of the Delaware limited liability company to which the Converting Corporation is being converted and the name set forth in the Certificate of Formation of the Company being filed in accordance with Section 18-214(b) of the Delaware Limited Liability Company Act is "IOS Capital, LLC".

     4. Approval of Conversion. The conversion of the Converting Corporation to the Company has been approved in accordance with the provisions of Sections 228 and 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act.

     5. Effective Time. This Certificate of Conversion, and conversion of the Converting Corporation to the Company, shall be effective as of January 11, 2002 at 12:01 a.m. and simultaneously with the effectiveness of the Certificate of Formation of the Company.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of
Conversion as of January 10, 2002.

                                            IOS Capital, Inc.



                                            By:  JACK QUINN
                                                 -------------------------------
                                                 Name:  Jack Quinn
                                                 Title:  Treasurer





                                            JACK QUINN
                                            ------------------------------------
                                            Name:  Jack Quinn
                                            An Authorized Person